UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 20, 2014

PORTSMOUTH SQUARE, INC.

(Exact name of registrant as specified in its charter)

California	0-4057	94-1674111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2013 Annual Meeting of the Shareholders of Portsmouth Square, Inc. (the “Company”) was held on February 20, 2014 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, all of management’s nominees: John V. Winfield, Jerold R. Babin, John C. Love and William J. Nance, were elected as Directors of the Company to serve until the next Annual Meeting. At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, the approval of the amendment to the Company’s By-Laws changing the number of directors from five to a range of three to seven and the approval of the non-binding vote for executive compensation . The final tabulation of the votes follows:

Proposal (1) – Election of Directors:

Nominee	For	Withheld	Broker Non Votes

John V. Winfield	661,506	2,781	30,240
Jerold R. Babin	661,506	2,781	30,240
John C. Love	661,506	2,781	30,240
William J. Nance	661,506	2,781	30,240

Proposal (2) – Ratification of the Appointment of Burr Pilger Mayer, Inc. as The Company’s Independent Registered Public Accounting Firm
                        for the fiscal year ending June 30 2014:

Votes For	Against	Abstain	Broker Non Votes

690,072	2,944	1,511	-

Proposal (3) – Approval of an amendment to the Company’s By-Laws changing the number of directors from five to a range of three to seven.

Votes For	Against	Abstain	Broker Non Votes

688,562	4,472	1,493	-

Proposal (4) – Non-binding vote for executive compensation.

Votes For	Against	Abstain	Broker Non Votes

661,111	2,515	661	30,240

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC.

Dated: February 25, 2014	By:	/s/ David T. Nguyen
Treasurer and Controller

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